Calculation of Filing Fee Tables
S-8
SeaStar Medical Holding Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	689,500	$ 4.22	$ 2,909,690.00	0.0001381	$ 401.83
Total Offering Amounts:						$ 2,909,690.00		$ 401.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 401.83
Offering Note
[1]	(1) This registration statement on Form S-8 covers: (i) an aggregate of 689,500 shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of SeaStar Medical Holding Corporation (the "Registrant"), reserved for issuance pursuant to an amendment to the SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan (as amended, the "Incentive Plan"), which was approved by shareholders on June 17, 2026, and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that become issuable under the Incentive Plan by reason of any stock dividend, stock split, or other similar transaction. (2) Represents unissued shares of Common Stock that may be issuable in the future pursuant to the Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on July 16, 2026, rounded up to the nearest cent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources